Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Randolph C. Kohn
June 18, 2004	President & CEO
(843) 522-1228

COASTAL BANKING COMPANY, INC.
ANNOUNCES APPOINTMENT OF A NEW CHIEF FINANCIAL OFFICER

        James L. Pate, III selected as the company’s and bank’s new CFO

Beaufort, SC – The Board of Directors of Coastal Banking Company, Inc. announced today the appointment of James L. Pate, III as its new chief financial officer.

Pate has been managing officer of Jeter Homes, a residential homebuilder, in Beaufort for the past four years. Prior to that time, Pate was chief financial officer for FirstBancorporation, Inc. and its subsidiaries FirstBank, N.A. in Beaufort and FirstBank of the Midlands, N.A. in Columbia, for over four years. Pate holds a BS degree from Presbyterian College and earned an MBA from the University of South Carolina, and he is an honors graduate of the Bank Administration Institute School for Financial Control.

Pate will replace Charlie Lovering, who served as the company’s chief financial officer since its inception in 2000. This voluntary decision was made, said Lovering, to pursue other business opportunities.

Coastal Banking Company, Inc. and its subsidiary Lowcountry National Bank operate one location in Beaufort, SC and one location in Bluffton, SC. The Bank’s main office is located at 36 Sea Island Parkway, Beaufort, SC and its branch office is located at 300 Moss Creek Village, Bluffton, SC.